EXHIBIT 10
Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
FIFTH AMENDMENT TO SUPPLY AGREEMENT
     THIS FIFTH AMENDMENT TO SUPPLY AGREEMENT (this “Fifth Amendment”) is entered into as of the 10th day of September 2009 (the “Effective Date”) by and between DUSA PHARMACEUTICALS, INC. (“DUSA”), a corporation organized and existing under the laws of the State of New Jersey, with principal offices at 25 Upton Drive, Wilmington, Massachusetts 01887, U.S.A., and SOCHINAZ S.A. (“SOCHINAZ”), a corporation registered under the laws of the Canton of Valais, Switzerland, with principal offices at 22, rte du Simplon, CH-1895 Vionnaz, Switzerland. All capitalized terms used herein and not otherwise defined shall have the meaning(s) set forth thereto in the Supply Agreement (defined below).
     WHEREAS, DUSA and SOCHINAZ previously entered into that certain Supply Agreement, dated December 24, 1993 (the “Original Agreement”), as amended by that certain First Amendment to Supply Agreement, dated July 7, 1994, that certain Second Amendment to Supply Agreement, dated June 20, 2000 (the “Second Amendment”), that certain Third Amendment to Supply Agreement, dated July 29, 2005 (the “Third Amendment”) and that certain Fourth Amendment to Supply Agreement dated December 17, 2007 (the “Fourth Amendment”) (the Original Agreement, as amended by the First Amendment, Second Amendment, Third Amendment and Fourth Amendment is referred to herein collectively as, the “Supply Agreement”);
     WHEREAS, pursuant to Section 9.1, DUSA and SOCHINAZ have previously agreed to extend the term of the Supply Agreement through December 31, 2011; and
     WHEREAS, pursuant to Section 11.3 of the Supply Agreement, DUSA and SOCHINAZ wish to further extend the term and amend certain other terms and conditions of the Supply Agreement as provided herein.
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. DUSA and SOCHINAZ hereby amend and restate the preamble of the Supply Agreement, in its entirety, as follows:
     “This Agreement is entered into the 24th day of December, 1993 by and between DUSA Pharmaceuticals, Inc. (“DUSA”), a corporation organized and existing under the laws of the State of New Jersey, with principal offices at 25 Upton Drive, Wilmington, Massachusetts 01887, U.S.A., and Sochinaz S.A. (“SOCHINAZ”), a corporation registered under the laws of the Canton of Valais, Switzerland, with principal offices at 22, rte du Simplon, CH-1895 Vionnaz, Switzerland.”

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
     2. DUSA and SOCHINAZ hereby amend and restate the second sentence of Section 4.1 of the Supply Agreement, in its entirety, as follows:
     “Such [c.i.] shall be at DUSA’s option [c.i.] DUSA’s offices in Wilmington, Massachusetts, or such other place designated by DUSA, in the United States.”
     3. DUSA and SOCHINAZ hereby amend and restate the first sentence of Section 4.2 of the Supply Agreement, in its entirety, as follows:
     “Title and risk of loss to Product sold hereunder shall pass at DUSA’s option when delivered to DUSA at its offices in Wilmington, Massachusetts, or such other place designated by DUSA, in the United States.”
     4. DUSA and SOCHINAZ agree to extend the term of the Supply Agreement by amending and restating Section 9.1 thereof, in its entirety, as follows:
     “This Agreement shall remain in effect until December 31, 2015 unless sooner terminated in accordance with Section 9.2 or 9.3 below.”
     5. DUSA and SOCHINAZ hereby amend Exhibit B of the Supply Agreement, by deleting all of the former Exhibit B’s in their entirety, including, without limitation, all language pertaining to [c.i.], the adjustment of the price/kg based on [c.i.], and provisions to [c.i.] as to the effect of the [c.i.] or adjustment of the price/kg, and substituting the following terms:
EXHIBIT B

Year	Cost/kg (U.S. Dollars)
2009	[c.i.]
2010	[c.i.]
2011	[c.i.]
2012	[c.i.]
2013	[c.i.]
2014	[c.i.]
2015	[c.i.]
     6. Except as expressly provided in this Fifth Amendment, the Supply Agreement shall remain unmodified and in full force and effect and is hereby ratified and affirmed. The execution, delivery and effectiveness of this Fifth Amendment shall not operate as a waiver of

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
any right, power or remedy of DUSA or SOCHINAZ under the Supply Agreement, except as expressly provided for herein.
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Note: Certain portions of this document have been marked “[c.i.]” to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.
     IN WITNESS WHEREOF, and pursuant to Section 11.3 of the Supply Agreement, the parties have caused this Fifth Amendment to be executed by their duly authorized representatives as of the Effective Date first provided above.

SOCHINAZ S.A.		DUSA PHARMACEUTICALS, INC.

By:	/s/ Frederic Besancon	By:	/s/ Mark Carota

Name:	Frederic Besancon	Name:	Mark Carota
Title:	Chief Operating Officer	Title:	Vice President, Operations

By:	/s/ Jean-Marie Rossett, Ph. D.
Name:	Jean-Marie Rossett, Ph. D.
Title:	Sales & Marketing VP